Exhibit 99.1

National City Corporation 1900 E. 9th St. Cleveland, OH 44114-3484

NEWS RELEASE
For Immediate Release

Investor Contact:	Media Contact:
Jennifer Hammarlund	Kelly Wagner
216-222-9849	216-222-9514
Jennifer.Hammarlund@NationalCity.com	Kelly.J.Wagner@NationalCity.com

NATIONAL CITY REPORTS SECOND QUARTER EARNINGS

     CLEVELAND—July 15, 2005— National City Corporation (NYSE: NCC) today reported second quarter 2005 net income of $625 million, or $.97 per diluted share, compared to $519 million, or $ .83 per diluted share, for the second quarter of 2004. Returns on average common equity and assets were 19.7% and 1.8%, respectively. For the six months ended June 30, 2005, net income was $1.1 billion, or $1.71 per diluted share, compared to $1.2 billion, or $1.99 per diluted share in the first half of 2004.

Chairman’s Comments

     Chairman and CEO David A. Daberko commented, “We are generally pleased with the second quarter results. Lending volumes were strong in both the commercial and consumer portfolios, and we continue to add new customers and household relationships at an accelerating rate. Credit quality is excellent, and the net interest margin has stabilized despite a difficult interest rate environment. The mortgage business, while down from last year, is performing above expectations, and net hedging results have been positive.”

     “Overall, second quarter operating results reflect the successful integration of acquisitions made in 2004, but do not include any significant effects of our Best-in-Class initiative to improve fundamental long-term performance. As these programs take hold over the next several quarters, we will set the stage for improved revenue generation and operating efficiencies going forward.”

(more)

Net Interest Income and Margin

     Tax-equivalent net interest income was $1.2 billion for the second quarter of 2005, up 2% from the preceding quarter and 12% from the comparable period in the prior year. Net interest margin was 3.85% in the second quarter of 2005, consistent with the first quarter of 2005, versus 4.09% in the second quarter of 2004. For the first half, tax-equivalent net interest income was $2.4 billion, up 14% from the prior year, and net interest margin was 3.85% vs. 4.12% in 2004. The lower margin in 2005 reflects a flatter yield curve, a lower balance of mortgage loans held for sale, and the effects of narrower loan spreads.

Loans and Deposits

     Average portfolio loans for the second quarter of 2005 increased 4% compared to the first quarter of 2005, reflecting continued strong growth in commercial and home equity lending. Compared to the second quarter of the prior year, average portfolio loans have increased 26% due to higher lending volume and acquisitions completed in the second half of 2004. Average core deposits, excluding mortgage banking escrow balances, were up slightly over the first quarter 2005 balances and 10% over the second quarter of 2004, reflecting both acquisitions and internal growth. The number of consumer deposit accounts is up 3% since year end, and the number of small business deposit accounts is up 4%.

Fees and Other Income

     Fees and other income for the second quarter of 2005 were $951 million, compared to $775 million in the first quarter of 2005 and $861 million in the second quarter of 2004. The increase on both a linked-quarter and a year-over-year basis was due to higher levels of mortgage banking revenue as well as deposit service charges associated with growth in the number of accounts. An increase in leasing income, associated with the Provident acquisition, also affected the year-over-year comparison. The prior year’s results included a $65 million gain on the sale of the Corporation’s trust bond administration business, as well as $132 million of fee income associated with National Processing, which was sold in October 2004.

(more)

     Mortgage banking revenue for the second quarter of 2005 was $400 million compared to $283 million for the first quarter of 2005 and $193 million for the second quarter of 2004. Second quarter mortgage banking revenue included approximately $157 million of pre-tax net hedging gains on mortgage servicing rights (MSRs), compared to gains of $70 million in the first quarter of 2005 and losses of $57 million in the second quarter of 2004.

     For the first half of 2005, fees and other income were $1.7 billion, down 13% from 2004 due primarily to lower mortgage banking revenues, the absence of payment processing revenues associated with National Processing, and the prior year gain on the sale of the bond trust administration business. Mortgage banking revenues for the first six months of 2005 were $683 million compared to $772 million in the first half of 2004 and included pretax hedging gains on MSRs of $227 million and $238 million, respectively. Payment processing revenue in the first half of 2004 was $254 million with essentially no such revenue in 2005.

Noninterest Expense

     Noninterest expense was $1.2 billion for the second quarter of 2005, up 2% from the immediately preceding quarter and 10% from the same quarter a year ago. Noninterest expense for the second quarter of 2005 included a $13 million impairment charge on certain under-utilized buildings that management expects to sell at a loss. The year-over-year increase in noninterest expense reflects the impact of acquisitions including personnel costs and amortization of intangibles.

     Noninterest expense for the first half of 2005 was $2.3 billion, up 13% compared to the prior year. Noninterest expense for the first half of 2005 included $31 million of acquisition integration costs, compared to $7 million in the prior year, along with a one-time adjustment of $29 million related to a change in accounting for leases with escalating rentals and the $13 million asset impairment charge described above. Comparisons to the prior year are also affected by acquisition and divestiture transactions completed in 2004.

(more)

Income Taxes

     The effective tax rate for the second quarter was 33% compared to 32% for the full year 2004. The lower tax rate in the prior year resulted from a 32% rate applied to the gain on the sale of National Processing and $67 million of tax benefits from the favorable conclusion of tax examinations and the reassessment of certain tax exposures.

Credit Quality

     The provision for credit losses for the second quarter of 2005 was $26 million compared to $70 million in the first quarter of 2005 and $61 million in the second quarter of the prior year, reflecting improvement in credit quality. Net charge-offs for the second quarter of 2005 were $72 million, compared to $87 million, in the first quarter of 2005 and $63 million in the second quarter of last year. For the three-month periods ending June 30, 2005, March 31, 2005, and June 30, 2004, annualized net charge-offs as a percentage of average portfolio loans were .27%, .35%, and .30%, respectively.

     For the first half of 2005, the provision for credit losses was $96 million compared to $144 million for the first half of 2004. Net charge-offs for the first half of 2005 were $159 million, or .31% (annualized) of average portfolio loans, compared to $145 million, or .36% (annualized) of average portfolio loans, for the first half of 2004.

     Nonperforming assets were $572 million at June 30, 2005, compared to $578 million at March 31, 2005 and $544 million at June 30, 2004. Nonperforming assets as a percentage of period-end portfolio loans and other nonperforming assets were .54%, .56%, and .64% for these same periods. The allowance for loan losses at June 30, 2005 was $1.1 billion, or 1.1% of portfolio loans.

Balance Sheet

     At June 30, 2005, total assets were $144.0 billion, and stockholders’ equity was $13.0 billion, 9.0% of total assets. Tangible common equity as a percentage of tangible assets at June 30, 2005 was 6.8%, consistent with the year-end ratio, versus 7.7% a year ago. Total deposits

(more)

were $83.1 billion, including core deposits of $67.9 billion. The Corporation repurchased 4.7 million shares of its common stock during the second quarter of 2005, bringing the year-to-date repurchases to 18.6 million shares. The Corporation intends to continue share repurchases over the rest of the year, subject to market conditions and applicable regulatory restrictions.

     This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation’s ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC’s Web site at www.sec.gov or on the Corporation’s Web site at www.NationalCity.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

     Mr. Daberko, along with Jeffrey D. Kelly, chief financial officer, will host a conference call July 15th at 11:00 a.m. (EDT) to discuss the second quarter results. Interested parties may access the conference call by dialing 1-800-288-9626. The conference call and supplemental

(more)

materials will also be accessible via the Corporation’s Web site, www.NationalCity.com. The call will be open to the public in a listen-only mode, with participants encouraged to call in approximately 15 minutes prior to the event. Questions may be submitted by e-mail to investor.relations@nationalcity.com prior to or during the conference.

     A replay of the conference call will be available at 2:30 p.m. (EDT), until midnight on July 22, 2005, accessible at www.NationalCity.comand by telephone at 1-800-475-6701 (international 1-320-365-3844), passcode 768907, or via the Company’s Web site.

About National City

National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Indiana, Illinois, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, consumer finance, asset management and mortgage financing and servicing. For more information about National City, visit the company’s Web site at NationalCity.com.

(more)

Unaudited

National City Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS
(In millions, except per share data)

										Six Months Ended
	2005		2004				2003			June 30,
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	2005	2004

EARNINGS
Tax-equivalent interest income	$1,891	$1,772	$1,752	$1,620	$1,402	$1,350	$1,416	$1,554	$1,528	$3,663	$2,752
Interest expense	694	594	509	424	335	325	375	403	426	1,288	660

Tax-equivalent net interest income	1,197	1,178	1,243	1,196	1,067	1,025	1,041	1,151	1,102	2,375	2,092
Provision for credit losses	26	70	81	98	61	83	148	107	183	96	144

Tax-equivalent NII after provision for credit losses	1,171	1,108	1,162	1,098	1,006	942	893	1,044	919	2,279	1,948
Fees and other income	951	775	1,442	1,023	861	1,118	981	484	981	1,726	1,979
Securities gains (losses), net	5	14	11	3	5	—	10	5	32	19	5
Noninterest expense	1,183	1,155	1,271	1,233	1,075	986	1,045	1,008	1,026	2,338	2,061

Income before taxes and tax-equivalent adjustment	944	742	1,344	891	797	1,074	839	525	906	1,686	1,871
Income taxes	312	250	376	292	273	357	288	175	313	562	630
Tax-equivalent adjustment	7	8	8	8	5	7	7	6	7	15	12

Net income	$625	$484	$960	$591	$519	$710	$544	$344	$586	$1,109	$1,229

Effective tax rate	33.2%	34.1%	28.1%	33.2%	34.4%	33.5%	34.6%	33.8%	34.8%	33.6%	33.8%

PER COMMON SHARE
Net income:
Basic	$.98	$.75	$1.48	$.88	$.84	$1.17	$.89	$.56	$.96	$1.73	$2.01
Diluted	.97	.74	1.46	.86	.83	1.16	.88	.56	.94	1.71	1.99
Dividends paid	.35	.35	.35	.35	.32	.32	.32	.32	.305	.70	.64
Book value	20.42	19.82	19.80	18.98	16.86	16.25	15.39	14.89	14.72
Market value (close)	34.12	33.50	37.55	38.62	35.01	35.58	33.94	29.46	32.71
Average shares:
Basic	636.9	643.0	652.9	663.3	619.1	605.9	607.6	613.6	612.1	639.9	612.5
Diluted	644.1	652.5	666.3	677.1	625.5	612.6	612.7	619.0	618.4	648.3	619.0

PERFORMANCE RATIOS
Return on average common equity	19.65%	15.35%	29.71%	19.00%	20.13%	29.58%	22.99%	14.87%	26.74%	17.51%	24.69%
Return on average total equity	19.66	15.37	29.72	19.01	20.13	29.58	22.99	14.87	26.74	17.52	24.69
Return on average assets	1.80	1.42	2.77	1.76	1.80	2.61	1.88	1.10	1.97	1.61	2.19
Net interest margin	3.85	3.85	4.09	4.04	4.09	4.16	4.03	4.10	4.11	3.85	4.12
Efficiency ratio	55.06	59.16	47.34	55.54	55.77	46.03	51.69	61.62	49.27	57.01	50.64

LINE OF BUSINESS (LOB) RESULTS
Net Income:
National City Mortgage	$152	$83	$13	$139	$17	$273	$263	($2)	$264	$235	$290
Rest of National City (RONC):
Consumer and Small Business Financial Services	182	160	181	176	166	153	144	166	167	342	319
Wholesale Banking	197	187	193	167	164	140	81	129	61	384	304
National Consumer Finance	140	151	131	172	177	164	91	126	111	291	341
Asset Management	27	22	18	25	64	25	23	24	27	49	89
National Processing	—	—	(9)	17	14	12	15	14	11	—	26
Parent and Other	(73)	(119)	433	(105)	(83)	(57)	(73)	(113)	(55)	(192)	(140)

Total RONC	473	401	947	452	502	437	281	346	322	874	939

Total Consolidated National City Corporation	$625	$484	$960	$591	$519	$710	$544	$344	$586	$1,109	$1,229

LOB Contribution to Diluted Earnings Per Share:
National City Mortgage	$.23	$.13	$.01	$.20	$.02	$.45	$.42	—	$.43	$.36	$.47
Rest of National City (RONC):
Consumer and Small Business Financial Services	.29	.24	.27	.26	.27	.25	.23	$.27	.27	.53	.52
Wholesale Banking	.30	.29	.29	.25	.26	.23	.13	.21	.10	.59	.49
National Consumer Finance	.22	.23	.20	.25	.28	.27	.15	.20	.18	.45	.55
Asset Management	.05	.03	.03	.04	.10	.04	.04	.04	.04	.08	.14
National Processing	—	—	(.01)	.02	.02	.02	.03	.02	.02	—	.04
Parent and Other	(.12)	(.18)	.67	(.16)	(.12)	(.10)	(.12)	(.18)	(.10)	(.30)	(.22)

Total RONC	.74	.61	1.45	.66	.81	.71	.46	.56	.51	1.35	1.52

Total Consolidated National City Corporation	$.97	$.74	$1.46	$.86	$.83	$1.16	$.88	$.56	$.94	$1.71	$1.99

7

Unaudited
National City Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS (continued)
($ in millions)

										Six Months Ended
	2005		2004				2003			June 30,
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	2005	2004
CREDIT QUALITY STATISTICS
Net charge-offs	$72	$87	$104	$97	$63	$82	$150	$125	$164	$159	$145
Provision for credit losses	26	70	81	98	61	83	148	107	183	96	144
Loan loss allowance	1,125	1,179	1,188	1,178	1,028	1,011	1,023	1,030	1,053
Lending-related commitment allowance	100	93	100	127	117	115	102	99	94
Nonperforming assets	572	578	563	628	544	606	657	756	818
Annualized net charge-offs to average portfolio loans	.27%	.35%	.41%	.41%	.30%	.42%	.76%	.64%	.88%	.31%	.36%
Loan loss allowance to period-end portfolio loans	1.06	1.15	1.19	1.21	1.22	1.26	1.29	1.32	1.39
Loan loss allowance to nonperforming portfolio loans	238.64	242.76	253.42	234.48	234.09	200.41	186.09	163.80	148.73
Loan loss allowance (period-end) to annualized net charge-offs	391.50	330.46	290.31	302.46	407.33	305.75	171.81	208.55	159.72	349.56	352.64
Nonperforming assets to period-end portfolio loans and other nonperforming assets	.54	.56	.56	.64	.64	.76	.83	.97	1.08

CAPITAL AND LIQUIDITY RATIOS
Tier 1 capital(1)	7.93%	7.91%	8.25%	8.20%	9.03%	9.36%	8.79%	8.11%	8.12%
Total risk-based capital(1)	11.16	11.25	11.79	11.81	13.08	13.67	13.12	12.29	12.39
Leverage(1)	7.36	7.22	7.31	7.38	7.90	8.19	7.43	6.58	6.78
Period-end equity to assets	9.03	8.98	9.19	9.15	8.83	8.84	8.18	7.49	7.32
Period-end tangible common equity to assets(2)	6.76	6.66	6.84	6.72	7.65	7.88	7.23	6.59	6.42
Average equity to assets	9.14	9.23	9.32	9.25	8.94	8.82	8.20	7.41	7.38	9.19%	8.88%
Average equity to portfolio loans	12.17	12.63	12.98	12.97	12.51	12.21	12.05	11.90	11.70	12.40	12.37
Average portfolio loans to deposits	129.93	124.07	118.67	115.52	114.03	120.30	116.37	107.50	108.45	127.00	117.01
Average portfolio loans to core deposits	154.66	150.72	145.37	141.21	132.75	135.51	133.21	125.80	127.10	152.71	134.09
Average portfolio loans to earning assets	84.11	82.43	81.52	80.56	79.24	80.08	75.47	68.82	69.92	83.28	79.65
Average securities to earning assets	6.66	7.10	7.84	8.17	6.36	6.62	6.33	5.95	6.89	6.88	6.48

AVERAGE BALANCES
Assets	$139,514	$138,377	$137,909	$133,602	$115,948	$109,530	$114,566	$123,747	$119,131	$138,949	$112,739
Portfolio loans	104,749	101,144	99,006	95,324	82,863	79,085	77,901	77,064	75,065	102,956	80,974
Loans held for sale or securitization	10,109	11,502	11,503	11,861	13,910	12,323	17,680	27,036	24,118	10,803	13,117
Securities (at cost)	8,291	8,714	9,524	9,670	6,646	6,537	6,534	6,667	7,397	8,501	6,591
Earning assets	124,532	122,708	121,453	118,332	104,567	98,759	103,218	111,984	107,355	123,627	101,663
Core deposits	67,728	67,109	68,105	67,506	62,420	58,360	58,479	61,258	59,060	67,420	60,390
Purchased deposits and funding	55,859	54,713	53,030	49,907	40,080	38,253	43,267	49,743	47,551	55,289	39,167
Total equity	12,752	12,779	12,847	12,359	10,370	9,659	9,390	9,171	8,786	12,765	10,014

PERIOD-END BALANCES
Assets	$143,975	$140,836	$139,280	$136,499	$117,087	$111,470	$114,036	$121,057	$123,437
Portfolio loans	106,640	102,786	100,138	97,439	84,537	79,927	79,279	77,756	75,839
Loans held for sale or securitization	11,539	11,639	12,430	10,745	12,467	12,478	15,368	23,615	26,796
Securities (at fair value)	7,694	8,614	9,281	9,759	6,517	6,881	6,866	6,755	7,377
Core deposits	67,922	68,336	67,297	67,003	61,851	60,030	58,922	58,680	60,727
Purchased deposits and funding	58,639	55,274	55,282	52,535	41,473	37,343	41,983	49,010	48,762
Total equity	13,002	12,643	12,804	12,492	10,335	9,854	9,329	9,068	9,030

(1)   Second quarter 2005 regulatory capital ratios are based upon preliminary data

(2)   Excludes goodwill and other intangible assets

8